EXHIBIT 10.13
Mindspeed Technologies, Inc. (the “Company”) has entered into an agreement with each of the following persons, which is substantially identical, except as set forth below, to the Form of Employment Agreement filed as Exhibit 10.8.1 to the Company’s Registration Statement on Form 10 (File No. 1-31650):
Name
Simon Biddiscombe
David W. Carroll
Mojy C. Chian
Jay Cormier
Raouf Y. Halim
Thomas J. Medrek
Wayne K. Nesbit
Daryush Shamlou
Thomas A. Stites
Bradley W. Yates
The multiple set forth in Section 6(i)(B) of the Employment Agreement for Mr. Halim is three and the multiple set forth in Section 6(i)(B) of the Employment Agreement for the other persons is two.